UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2025, Halliburton Company (“Halliburton”) held its Annual Meeting of Shareholders. Shareholders were asked to consider and act upon:

(1)The election of Directors;
(2)Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2025; and
(3)An advisory approval of executive compensation.

The voting results for each matter are set out below.

1.	Election of Directors: All Director nominees were elected at the Annual Meeting.

	For	Against	Abstain	Broker Non-Votes
A.F. Al Khayyal	617,458,907	6,816,305	742,445	93,936,775
W.E. Albrecht	613,157,788	11,176,400	683,469	93,936,775
M.K. Banks	608,020,848	15,970,310	1,026,499	93,936,775
A.M. Bennett	580,699,728	43,629,266	688,663	93,936,775
E.M. Cummings	614,842,335	9,478,398	696,924	93,936,775
M.S. Gerber	587,662,038	36,675,846	679,773	93,936,775
R.A. Malone	590,250,217	34,091,197	676,243	93,936,775
J.A. Miller	582,462,388	41,843,948	711,321	93,936,775
M.S. Smith	618,713,186	5,462,695	841,776	93,936,775
J.L. Weiss	608,034,853	15,800,170	1,182,634	93,936,775
T.M. Edwards Young	582,091,982	41,821,937	1,103,738	93,936,775

2.	Ratification of the selection of auditors: The proposal to ratify the appointment of KPMG LLP as the independent auditors of Halliburton for 2025 was approved

For	672,451,192
Against	45,637,779
Abstain	865,461
Broker Non-Votes	N/A

3.	Advisory approval of executive compensation: The advisory resolution to approve Halliburton’s executive compensation as described in the proxy statement was approved.

For	589,553,288
Against	34,440,683
Abstain	1,023,686
Broker Non-Votes	93,936,775

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 21, 2025	By:	/s/ Pamela L. Taylor
Pamela L. Taylor
Vice President, Public Law and Assistant Secretary